Exhibit 99.1

FOR IMMEDIATE RELEASE

April 26, 2010

Owens & Minor Reports 1st Quarter 2010 Financial Results

O&M reports approximately $140 million in cash flow from continuing operations

Richmond, VA — BUSINESS WIRE — Owens & Minor (NYSE-OMI) today reported financial results for the first quarter ended March 31, 2010, including quarterly revenue of $1.97 billion, an increase of 1.1%, when compared to revenue of $1.95 billion in the first quarter last year. Income from continuing operations for the quarter was $27.8 million, or $0.44 per diluted share, improved 24.4% from $22.4 million, or $0.36 per diluted share, in the comparable period of 2009. As a result of the company’s three-for-two stock split, effected on March 31, 2010, all per share amounts are reported on a post-split basis, and the company now has approximately 63 million common shares outstanding.

For the first quarter of 2010, net income was $27.8 million, or $0.44 per diluted share, compared to net income of $14.0 million, or $0.22 per diluted share, in the same period last year. For purposes of comparison, results from discontinued operations for the first quarter of 2009 reflect the January 2009 sale of certain assets of the company’s direct-to-consumer diabetes supply (DTC) business and losses of $8.4 million, or $0.14 per diluted share (on a post-split basis), resulting from pre-tax charges associated with exiting the business. Results from discontinued operations had no impact on first quarter 2010 financial results.

“Our results for the first quarter demonstrated strength in asset management and discipline in expense control,” said Craig R. Smith, president & chief executive officer of Owens & Minor. “However, we believe our first quarter revenue results were affected by weakness in the utilization of healthcare services. We remain focused on executing our plan for the year and continuing to provide our customers with award-winning supply-chain management services.”

Asset Management

For the first quarter of 2010, the company reported cash provided by operating activities of continuing operations of $139.5 million compared to $83.1 million in last year’s first quarter. Cash provided by discontinued operations was negligible compared to last year’s first quarter of $77.1 million, which included $63 million received from the sale of certain assets of the DTC business. The balance of cash and cash equivalents was $146.4 million at March 31, 2010, increased from $96.1 million at the end of 2009. Long-term debt, as of March 31, 2010, was approximately $208 million, essentially unchanged from year-end. Days sales outstanding (DSO) were favorable at 20.5, as of March 31, 2010, improved from the prior year’s DSO of 23.6 days, and improved from DSO of 21.4 days as of December 31, 2009. Inventory turns were 10.6 compared to 10.3 for the same period last year.

2010 Outlook

“At this early stage in the year, our guidance for 2010 remains unchanged,” said Smith. As a result of the recent three-for-two stock split, the equivalent earnings per share range is $1.93 to $2.03.

The 2010 outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

Highlights

•	Owens & Minor was ranked #283 in the 2010 FORTUNE 500, improving from a previous ranking of #339.

•	Owens & Minor was named to Fortune Magazine’s list of the World’s Most Admired Companies, ranking #2 on its industry list, representing an improvement from #5 in the previous year’s rankings.

•

Owens & Minor was named the winner of the 2010 UHC/Novation Service Excellence Award – Distributor of the Year by the University HealthSystem Consortium (UHC). UHC presents the award to the distributor that provides exceptional support and commitment in helping hospital members meet their supply chain goals.

•	Owens & Minor was named Distributor of the Year by the Global Healthcare Exchange, LLC (GHX) in the GHXcellence Awards for achievements in improving supply chain performance.

•	The company will hold its Annual Shareholders’ Meeting on Friday, April 30, 2010, at its Home office in Mechanicsville, VA, at 10:00 a.m. The event will be webcast via www.owens-minor.com.

•	Owens & Minor intends to participate in the following investor conferences during the second quarter:

•	Deutsche Bank Securities 35th Annual Healthcare Conference; May 3 – Boston

•	Bank of America Merrill Lynch 2010 Healthcare Conference; May 11 – NYC

•	UBS Access Healthcare Supply Chain One-on-One Conference; May 20 – NYC

•	Citi Investment Research 2010 Global Healthcare Conference; May 27 – NYC

•	Thomas Weisel Baltimore One-on-One Conference; May 27 – Baltimore

•	31st Annual Goldman Sachs Global Healthcare Conference; June 15 – Los Angeles

Investors Conference Call & Supplemental Material

Conference Call: Owens & Minor will conduct a conference call for investors on Tuesday, April 27, 2010, at 8:30 a.m. Eastern Time. Participants may access the call at 877-748-0043 with access code #66560327. The international dial-in number is 706-758-5871 with access code #66560327. Webcast: A webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.” Replay: A replay of the call will be available for three weeks by dialing 800-642-1687, using access code #66560327.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risk factors are discussed in reports filed by the company with the Securities & Exchange Commission. All of this information is available at www.owens-minor.com. The company assumes no obligation, and expressly disclaims any such obligation, to update or alter information, whether as a result of new information, future events, or otherwise.

Owens & Minor, Inc., (NYSE: OMI) a FORTUNE 500 company headquartered in Richmond, Virginia, is a leading national distributor of name-brand medical and surgical supplies and a healthcare supply-chain management company. Owens & Minor is also a member of the Russell 2000® Index, which measures the performance of the small-cap segment of the U.S. equity universe, as well as the S&P MidCap 400, which includes companies with a market capitalization of $750 million to $3.3 billion that meet certain financial standards. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, and the federal government. Owens & Minor provides technology and consulting programs that improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

Information on www.Owens-Minor.com

Owens & Minor uses its Web site as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under Investor Relations at www.owens-minor.com.

CONTACTS:

Trudi Allcott, Director, Investor & Media Relations, 804-723-7555; truitt.allcott@owens-minor.com

Chuck Graves, Director, Finance & Investor Relations, 804-723-7556; chuck.graves@owens-minor.com

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Owens & Minor, Inc.

Consolidated Statements of Income (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Revenue	$1,969,670	$1,948,628
Cost of revenue	1,779,219	1,764,995

Gross margin	190,451	183,633
Selling, general and administrative expenses	135,163	139,397
Depreciation and amortization	6,789	5,816
Other operating income, net	(652)	(1,460)

Operating earnings	49,151	39,880
Interest expense, net	3,299	3,341

Income from continuing operations before income taxes	45,852	36,539
Income tax provision	18,035	14,181

Income from continuing operations	27,817	22,358
Loss from discontinued operations, net of tax	—	(8,382)

Net income	$27,817	$13,976

Income (loss) per common share - basic:
Continuing operations	$0.44	$0.36
Discontinued operations	$—	$(0.13)
Net income per share - basic	$0.44	$0.23
Income (loss) per common share - diluted:
Continuing operations	$0.44	$0.36
Discontinued operations	$—	$(0.14)
Net income per share - diluted	$0.44	$0.22

Weighted average shares - basic	62,089	61,491
Weighted average shares - diluted	62,393	61,837

Owens & Minor, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$146,357	$96,136
Accounts and notes receivable, net	478,234	498,080
Merchandise inventories	669,996	689,889
Other current assets	48,540	57,962

Total current assets	1,343,127	1,342,067
Property and equipment, net	86,964	84,965
Goodwill, net	247,271	247,271
Intangible assets, net	27,050	27,809
Other assets, net	44,938	44,976

Total assets	$1,749,350	$1,747,088

Liabilities and shareholders’ equity
Current liabilities
Accounts and drafts payable	$542,163	$546,989
Accrued payroll and related liabilities	8,780	34,885
Deferred income taxes	25,471	25,784
Other accrued liabilities	105,716	90,519
Current liabilities of discontinued operations	1,479	1,939

Total current liabilities	683,609	700,116
Long-term debt, excluding current portion	208,152	208,418
Deferred income taxes	8,512	8,947
Other liabilities	56,575	60,428

Total liabilities	956,848	977,909

Shareholders’ equity
Common stock	126,378	83,827
Paid-in capital	157,756	193,905
Retained earnings	521,159	504,480
Accumulated other comprehensive loss	(12,791)	(13,033)

Total shareholders’ equity	792,502	769,179

Total liabilities and shareholders’ equity	$1,749,350	$1,747,088

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009

Operating activities:
Net income	$27,817	$13,976
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Loss from discontinued operations	—	8,382
Provision for LIFO reserve	8,270	16,440
Depreciation and amortization	6,789	5,816
Share-based compensation expense	2,965	2,386
Provision for losses on accounts and notes receivable	930	1,028
Changes in operating assets and liabilities:
Accounts and notes receivable	18,916	8,408
Merchandise inventories	11,623	(39,624)
Accounts payable	67,474	60,331
Net change in other current assets and current liabilities	(46)	5,949
Other, net	(5,268)	8

Cash provided by operating activities of continuing operations	139,470	83,100

Investing activities:
Additions to property and equipment	(5,848)	(5,416)
Additions to computer software	(2,042)	(2,717)
Cash received related to acquisition of business	—	6,994
Proceeds from the sale of property and equipment	33	—

Cash used for investing activities of continuing operations	(7,857)	(1,139)

Financing activities:
Payments on revolving credit facility	—	(264,764)
Borrowings on revolving credit facility	—	118,286
Decrease in drafts payable	(72,300)	(1,349)
Cash dividends paid	(11,138)	(9,523)
Proceeds from exercise of stock options	2,981	740
Excess tax benefits related to share-based compensation	928	662
Other, net	(1,403)	(518)

Cash used for financing activities of continuing operations	(80,932)	(156,466)

Discontinued operations:
Operating cash flows	(460)	14,139
Investing cash flows	—	63,000

Net cash provided by (used for) discontinued operations	(460)	77,139

Net increase in cash and cash equivalents	50,221	2,634

Cash and cash equivalents at beginning of period	96,136	7,886

Cash and cash equivalents at end of period	$146,357	$10,520

Owens & Minor, Inc.

Financial Statistics (unaudited)

	Quarter Ended
(in thousands, except ratios and per share data)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Operating results:
Revenue	$1,969,670	$2,040,424	$2,034,792	$2,013,780	$1,948,628

Gross margin	$190,451	$201,241	$204,342	$197,699	$183,633
Gross margin as a percent of revenue	9.67%	9.86%	10.04%	9.82%	9.42%

SG&A expense	$135,163	$140,089	$142,162	$143,972	$139,397
SG&A expense as a percent of revenue	6.86%	6.87%	6.99%	7.15%	7.15%

Operating earnings	$49,151	$55,757	$56,692	$48,946	$39,880
Operating earnings as a percent of revenue	2.50%	2.73%	2.79%	2.43%	2.05%

Income from continuing operations	$27,817	$32,039	$34,687	$27,775	$22,358
Income (loss) from discontinued operations, net of tax	$—	$308	$—	$(4,127)	$(8,382)
Net income	$27,817	$32,347	$34,687	$23,648	$13,976

Income (loss) per common share - basic: (2)
Continuing operations	$0.44	$0.51	$0.56	$0.45	$0.36
Discontinued operations	$—	$0.01	$—	$(0.07)	$(0.13)
Net income per share - basic	$0.44	$0.52	$0.56	$0.38	$0.23

Income (loss) per common share - diluted: (2)
Continuing operations	$0.44	$0.51	$0.55	$0.44	$0.36
Discontinued operations	$—	$—	$—	$(0.06)	$(0.14)
Net income per share - diluted	$0.44	$0.51	$0.55	$0.38	$0.22

Accounts receivable:
Accounts and notes receivable, net	$478,234	$498,080	$509,497	$500,204	$511,875

Days sales outstanding (1)	20.5	21.4	23.0	22.6	23.6

Inventory:
Merchandise inventories	$669,996	$689,889	$679,459	$696,955	$702,253

Average inventory turnover (1)	10.6	10.6	10.5	10.4	10.3

Financing:
Long-term debt, excluding current portion	$208,152	$208,418	$207,999	$208,326	$212,596

Stock information:
Cash dividends per common share (2)	$0.177	$0.153	$0.153	$0.153	$0.153

Stock price at quarter-end (2)	$30.93	$28.62	$30.17	$29.21	$22.09

(1)	Days sales outstanding (DSO) and average inventory turnover are based on three-months’ sales.
(2)	All periods have been retroactively adjusted to reflect a three-for-two stock split effected on March 31, 2010.